UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 22, 2011

Stanley Black & Decker, Inc.

(Exact name of registrant as specified in its charter)

Connecticut	1-5224	06-0548860
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1000 Stanley Drive, New Britain, Connecticut	06053
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (860) 225-5111

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 140.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

See disclosure contained in Item 2.03 below, which is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On July 22, 2011, Stanley Black & Decker, Inc. (the “Registrant”) entered into a 364-Day Credit Agreement (the “Credit Agreement”) with The Black & Decker Corporation, as Subsidiary Guarantor, and each of the initial lenders named therein, JPMorgan Chase Bank, N.A., as Administrative Agent, J.P. Morgan Securities LLC and Barclays Bank PLC, as Lead Arrangers and Book Runners, and Barclays Bank PLC, as Syndication Agent, to obtain extensions of credit and commitments aggregating US$1.25 billion (the “Credit Facility”).

The Credit Facility consists of a US$1.25 billion revolving credit loan. Borrowings under the Credit Facility bear interest at a floating rate or rates equal to, at the option of the Registrant, the Eurocurrency rate or the prime rate, plus a margin specified in the Credit Agreement.

The Registrant must repay all advances by the earlier of (i) July 20, 2012 or (ii) the date of termination in whole, at the election of the Registrant, of the commitments by the lenders under the Credit Facility, pursuant to the terms of the Credit Agreement. The Credit Agreement provides the Registrant with the right to request prior to the Termination Date to convert all outstanding Advances to a term loan with a maturity date no later than July 20, 2013, as determined by the Registrant as long as certain conditions specified in the Agreement are satisfied. The Registrant may be required to prepay any borrowings under the Credit Facility upon a change of control.

None of the proceeds from the Credit Facility were drawn down at closing.

The Credit Agreement contains covenants that include, among other things:

•	a limitation on creating liens on certain property of the Registrant and its subsidiaries;

•	a restriction on mergers, consolidations and sales of substantially all of the assets of the Registrant or its subsidiaries;

•	maintenance of a specified financial ratio; and

•	a restriction on entering into certain sale-leaseback transactions.

The Credit Facility contains customary events of default. If an event of default occurs and is continuing, the Registrant might be required to repay all amounts outstanding under the Credit Facility.

The investment banking firms that are a party to the Credit Agreement or their affiliates have in the past performed, and may in the future from time to time perform, investment banking, financial advisory, lending and/or commercial banking services for the Registrant and certain of its subsidiaries and affiliates.

The description contained herein is a summary of certain material terms of the Credit Agreement and is qualified in its entirety by reference to the Credit Agreement attached as Exhibit 10.1 hereto and incorporated herein by reference.

Item 7.01	Regulation FD Disclosure

On July 22, 2011, the Registrant issued a press release in the United States and Sweden announcing both that the offer document regarding its recommended all-cash offer to acquire all class A and class B shares and warrants in Niscayah Group AB (publ), through a tender offer by its indirect wholly-owned subsidiary SBD Holding AB, has been made available and that it filed notification of the proposed acquisition with the European Commission under the simplified merger notification procedure (Short Form CO) on July 22, 2011. The English language version of that press release is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits

(a)	Not applicable

(b)	Not applicable

(c)	Not applicable

(d)	Exhibits

10.1	364-Day Credit Agreement dated as of July 22, 2011, by and among the Registrant, the lenders named therein, JPMorgan Chase Bank, N.A., as Administrative Agent, J.P. Morgan Securities LLC and Barclays Bank PLC, as Lead Arrangers and Book Runners, and Barclays Bank PLC, as Syndication Agent.

99.1	The English language version of the Stanley Black & Decker, Inc. press release dated July 22, 2011, furnished pursuant to Item 7.01 hereof.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Stanley Black & Decker, Inc.

July 22, 2011	By:	/s/ BRUCE H. BEATT
	Name:	Bruce H. Beatt
	Title:	Senior Vice President, General Counsel and Secretary

Exhibit Index

Exhibit No.	Description

10.1	364-Day Credit Agreement dated as of July 22, 2011, by and among the Registrant, the lenders named therein, JPMorgan Chase Bank, N.A., as Administrative Agent, J.P. Morgan Securities LLC and Barclays Bank PLC, as Lead Arrangers and Book Runners, and Barclays Bank PLC, as Syndication Agent.

99.1	The English language version of the Stanley Black & Decker, Inc. press release dated July 22, 2011, furnished pursuant to Item 7.01 hereof.